Exhibit 99

Acreage Reports First Quarter 2024 Financial Results
Entered Adult-Use Wholesale Market in New York

Launched Adult-Use Sales at Third Hybrid Dispensary in Connecticut in the Town of Vernon

New York, May 31, 2024 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the first quarter ended March 31, 2024 (“Q1 2024”).
First Quarter 2024 Financial Overview
•Consolidated revenue of $45.3 million.
•Gross margin was (3)%. Excluding the impact of non-cash inventory adjustments, Q1 2024 adjusted gross margin was 31%.
•Net loss was $33.3 million.
•Adjusted EBITDA* was $2.0 million and Adjusted EBITDA* as a percentage of consolidated revenue was 4%.
First Quarter Operational Highlights
•Commenced sales in the New York adult-use wholesale market with The Botanist’s full product menu available for purchase to eligible dispensaries across the state. In conjunction with this entry, the Company also launched various offerings from The Botanist in New York, including Fast-Acting, Ratio and Extra High Potency gummies, All-In-One Vapes with upgraded AVD stem hardware, and new flower strains Ruffhouse and Red Carpet Runtz.
•Launched adult-use sales at the Company’s dispensary in Vernon, Connecticut, marking its third hybrid dispensary in the state. The Botanist Vernon is now serving both patients and adult-use consumers.
•Debuted the full range of The Botanist gummies in New Jersey, in addition to the Superflux offering.
•Built and opened a new kitchen in Pennsylvania to introduce The Botanist fruit-forward Soft Troches in the state, including flavors Red Raspberry, Mandarin Orange, and Key Lime.
•Achieved record-breaking monthly production output in March in New Jersey since the Company’s inception. The products were across a variety of formats, consisting of both retail and wholesale offerings from The Botanist and Superflux, and the increased production capacity was aided by recent enhancements to the Company’s cultivation and manufacturing operations in New Jersey.

Recent Developments
•Enhanced Superflux’s product offering with the debut of Live Resin Gummies in Illinois, the first of this format for the brand. Available in a 10-pack, the Superflux Live Resin Gummies are infused and flavored with strain-specific, terpene-rich live resin.

Management Commentary
“In the first quarter, we diligently focused on cash preservation, implementing cost-saving measures, and honing our business strategy,” said Dennis Curran, Chief Executive Officer of Acreage. “Our Northeastern footprint was a focal point with our entry into the New York adult-use wholesale market and the conversion of our third dispensary in Connecticut to a hybrid model serving both patients and consumers. Our priority remains on delivering high-quality and diversified offerings from our flagship brands to support anticipated growth in this region. With The Botanist and Superflux now available across our markets, we have harmonized and standardized our SKUs to ensure consistency in product lines and packaging for greater consumer access and brand alignment.”

Mr. Curran concluded, “Looking ahead, we anticipate a transformational period for Acreage as we gear up for our entry into the Canopy USA ecosystem, coupled with adult-use sales kicking off in Ohio. We are poised to seize significant growth opportunities by forging closer partnerships with industry leaders like Wana and Jetty, who are already in the process of integrating with Canopy USA. The imminent launch of adult-use sales in Ohio will mark a pivotal milestone for Acreage. With our enhanced cultivation and manufacturing operations and strong dispensary network, we stand uniquely positioned to cater to the Buckeye State's burgeoning market. We eagerly anticipate extending our full range of The Botanist and Superflux products to Ohio consumers, affirming our commitment to delivering high-quality and diversified offerings.”

Q1 2024 Financial Summary
(in thousands)

	Three Months Ended March 31,		YoY% Change	Three Months Ended December 31, 2023	QoQ% Change
	2024	2023
Consolidated Revenue	$45,301	$55,963	(19)%	$52,798	(14)%
Gross Profit (loss)	(1,497)	26,585		16,664
% of revenue	(3)%	48%		32%

Total operating expenses	21,685	25,440	(15)%	41,378	(48)%
Net loss	(33,319)	(16,157)		(35,707)
Net loss attributable to Acreage	(27,978)	(14,590)		(30,721)
Adjusted EBITDA*	1,979	10,593	(81)%	4,335	(54)%
Total revenue for Q1 2024 was $45.3 million, compared to $56.0 million in the first quarter of 2023 (“Q1 2023”). The year-over-year decrease was primarily due to market price compression across various states and was somewhat offset by the commencement of adult-use sales in Connecticut.

Total gross profit for Q1 2024 was a loss of $1.5 million compared to a profit of $26.6 million in Q1 2023. Total gross margin was (3)% in Q1 2024 compared to 48% in Q1 2023. Margin was largely impacted by a change in accounting estimate for the costing of inventory which resulted in an impact of $13.8 million. If the impact of these changes is removed, as well as other non-cash adjustments, margin for Q1 2024 would be 31%. This accounting change reflects a move away from inception-to-date costing and aligns the Company’s inventory costing with its grow cycle, allowing for better informed processes and reflects margins that represent the current cost to produce Acreage’s products.

Total operating expenses for Q1 2024 were $21.7 million, compared to $25.4 million in Q1 2023, representing a reduction of 15%. The decrease in operating expenses can be attributed to an approximate 31% reduction in general and administrative expenses primarily due to initiatives put in place by management to reduce operating costs across the Company.

Adjusted EBITDA* was $2.0 million in Q1 2024, compared to Adjusted EBITDA* of $10.6 million in Q1 2023.Adjusted EBITDA was negatively impacted year-over-year as a result of decreased pricing due to competitive pressures and increased costs due to inflation. Consolidated EBITDA* for Q1 2024 was a loss of ($16.5) million, compared to a consolidated EBITDA* of $2.3 million in the previous year's comparable period.
Net loss attributable to Acreage for Q1 2024 was $28.0 million, compared to a loss of $14.6 million in Q1 2023.
Balance Sheet and Liquidity
Acreage ended Q1 2024 with $7.3 million in cash and cash equivalents and $2.5 million of restricted cash, with such funds restricted for use to only eligible capital expenditures.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy Growth Corporation (“Canopy”), Canopy

USA, LLC (“Canopy USA”) and Acreage to satisfy, in a timely manner, the closing conditions to the floating share arrangement among Canopy, Canopy USA and Acreage (the “Floating Share Arrangement”); risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, dated April 1, 2024 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

For more information, contact:
Philip Himmelstein
Interim Chief Financial Officer
investors@acreageholdings.com
646 600 9181
Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$7,342	$13,631
Restricted cash	2,502	3,984
Accounts receivable, net	8,630	8,459
Inventory	22,833	47,675
Assets held-for-sale	46,665	6,028
Other current assets	2,431	2,136
Total current assets	90,403	81,913
Long-term investments	33,170	33,170
Capital assets, net	122,538	141,732
Operating lease right-of-use assets	15,428	17,531
Intangible assets, net	18,624	31,044
Goodwill	12,143	13,346
Other non-current assets	1,419	1,558
Total non-current assets	203,322	238,381
TOTAL ASSETS	$293,725	$320,294

LIABILITIES AND MEMBERS’ DEFICIT
Accounts payable and accrued liabilities	$31,067	$29,936
Taxes payable	10,092	11,395
Interest payable	5,243	5,539
Operating lease liability, current	2,136	2,457
Debt, current	136,637	4,132
Liabilities related to assets held for sale	8,198	2,253
Other current liabilities	1,093	2,011
Total current liabilities	194,466	57,723
Debt, non-current	101,306	232,810
Operating lease liability, non-current	15,548	17,293
Deferred tax liability	10,538	10,584
Liability on unrecognized tax benefits	42,331	39,859
Other liabilities	1,091	1,054
Total non-current liabilities	170,814	301,600
TOTAL LIABILITIES	365,280	359,323
Total Acreage Shareholders' deficit	(41,355)	(8,906)
Non-controlling interests	(30,200)	(30,123)
TOTAL MEMBERS’ DEFICIT	(71,555)	(39,029)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$293,725	$320,294

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q1'24	Q1'23
Retail revenue, net	$31,811	$41,881
Wholesale revenue, net	13,490	13,998
Other revenue, net	—	84
Total revenues, net	45,301	55,963
Cost of goods sold, retail	(17,942)	(20,414)
Cost of goods sold, wholesale	(28,856)	(8,964)
Total cost of goods sold	(46,798)	(29,378)
Gross profit (loss)	(1,497)	26,585

OPERATING EXPENSES
General and administrative	7,225	10,512
Compensation expense	12,118	12,203
Equity-based compensation expense	809	984
Marketing	559	744
Impairments, net	118	—
Depreciation and amortization	856	997
Total operating expenses	21,685	25,440

Net operating income (loss)	(23,182)	1,145

Loss from investments, net	—	(342)
Interest income from loans receivable	—	16
Interest expense	(8,859)	(8,074)
Other income, net	(155)	(1,553)
Total other loss	(9,014)	(9,953)

Loss before income taxes	(32,196)	(8,808)

Income tax expense	(1,123)	(7,349)

Net loss	(33,319)	(16,157)

Less: net loss attributable to non-controlling interests	(5,341)	(1,567)

Net loss attributable to Acreage Holdings, Inc.	$(27,978)	$(14,590)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.24)	$(0.13)

Weighted average shares outstanding - basic and diluted	115,995	112,546

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q1'24	Q1'23
Net loss (GAAP)	$(33,319)	$(16,157)
Income tax expense	1,123	7,349
Interest expense, net	8,859	8,058
Depreciation and amortization	6,836	3,038
EBITDA (non-GAAP)*	$(16,501)	$2,288
Adjusting items:
Loss (income) from investments, net	—	342
Impairments, net	118	—
Non-cash inventory adjustments	1,924	2,237
Loss on extraordinary events	154	1,492
Equity-based compensation expense	809	984
Other non-recurring expenses	15,475	3,250
Adjusted EBITDA (non-GAAP)*	$1,979	$10,593